Exhibit 99.1

Chase Credit Card Master Trust

Excess Spread Analysis - October 2007

Series Deal Size Expected Maturity	2002-3 $1,500MM 6/15/2009	2002-7 $750MM 11/15/2007	2003-2 $1,340MM 4/15/2008	2003-3 $1,425MM 7/15/2008	2003-4 $725MM 10/15/2013	2003-5 $1,000MM 10/15/2008
Yield	17.29%	17.29%	17.29%	17.29%	17.29%	17.29%
Less: Coupon	5.31%	5.67%	5.27%	5.26%	5.40%	5.25%
Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	3.82%	3.82%	3.82%	3.82%	3.82%	3.82%
Excess Spread:
October-07	6.66%	6.30%	6.70%	6.71%	6.57%	6.72%
September-07	5.38%	5.40%	5.41%	5.43%	5.28%	5.44%
August-07	6.33%	6.35%	6.36%	6.38%	6.24%	6.39%
Three Month Average Excess Spread	6.12%	6.02%	6.16%	6.17%	6.03%	6.18%

Delinquency:
30 to 59 Days	1.01%	1.01%	1.01%	1.01%	1.01%	1.01%
60 to 89 Days	0.72%	0.72%	0.72%	0.72%	0.72%	0.72%
90+ Days	1.50%	1.50%	1.50%	1.50%	1.50%	1.50%
Total	3.23%	3.23%	3.23%	3.23%	3.23%	3.23%

Principal Payment Rate	18.04%	18.04%	18.04%	18.04%	18.04%	18.04%

Series Deal Size Expected Maturity	2003-6 $2,000MM 11/15/2008
Yield	17.29%
Less: Coupon	5.23%
Servicing Fee	1.50%
Net Credit Losses	3.82%
Excess Spread:
October-07	6.74%
September-07	5.45%
August-07	6.41%
Three Month Average Excess Spread	6.20%

Delinquency:
30 to 59 Days	1.01%
60 to 89 Days	0.72%
90+ Days	1.50%
Total	3.23%

Principal Payment Rate	18.04%